Exhibit 99.1

Pole Perfect Studios, Inc. Termination of LOI with LumiGene Technologies, Inc.

LAKE MARY, FL--(November 1,  2010) - Pole Perfect Studios, Inc. (OTCBB: PPFT) (the “Company”), announced that under its  terms the Company has terminated  the  Letter Of Intent (“LOI”) it executed with  LumiGene Technologies Inc. (“LumiGene”). The Company does not contemplate further discussions with LuniGene with respect to the Reverse Acquisition contemplated in the LOI.

Tammy Skalko, President of Pole Perfect Studios, Inc. stated … "The Company is investigating other potential acquisitions.”

FORWARD LOOKING STATEMENTS

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Please Contact for Further Information:

Tammy Skalko

President

Pole Perfect Studios, Inc.

Investor Relations

Ph 407-257-0400

Email: Bodsdance@gmail.com